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Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the application of our report dated January 9, 2003 included in this Form 10-K of 4-D Neuroimaging, relating to their consolidated financial statements and schedule for the year ended September 30, 2002, and previously filed Form S-8 No. 33-60743, No. 33-61057, No. 33-32260, No. 33-33179, No. 33-68136, No. 333-54322 and No. 333-90450.

/s/ SWENSON ADVISORS LLP San Diego, California January 13, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS